Exhibit 23.2

CONSENT OF INDEPENDENT EXPERTS

February 22, 2013

The Board of Directors

SunCoke Energy, Inc.

Cardno MM&A, Inc. (formerly Marshall Miller & Associates, Inc.) hereby consents to the references to our firm in the form and context in which they appear in the Annual Report on Form 10-K for the year ended December 31, 2012 (the “Form 10-K”). We hereby further consent to the use of information contained in our report, dated as of January 31, 2012, setting forth the estimates of Jewell Smokeless Coal Corporation’s proven and probable coal reserves in the Form 10-K and in our report, dated as of January 31, 2012, setting forth the estimates of Harold Keene Coal Co., Inc.’s proven and probable coal reserves in the Form 10-K. We further consent to the incorporation by reference of the references to our firm and our reports in the Registration Statements on Form S-8 (File No. 333-183015, 333-179804 and 333-176403), which incorporates the Form 10-K by reference.

Cardno MM&A

By:	/s/ K. Scott Keim
Name:	K. Scott Keim
Title:	President